Exhibit 10.29

SECOND AMENDMENT
TO
REVOCABLE LICENSE AGREEMENT

          THIS SECOND AMENDMENT to Revocable License Agreement (this "Second Amendment") is effective as of October 30, 2008 ("Effective Date"), by and between DISNEYLAND RESORT, a division of Walt Disney World Co. ("Disney"), and CRYSTAL MAGIC, INC. ("Crystal").

RECITALS

          WHEREAS, Disney and Crystal have previously entered into that certain Revocable License Agreement, effective as of November 28, 2002, amended by that certain First Amendment to Revocable License Agreement dated November 10, 2005, relating to the granting of a license by Disney to Crystal for Crystal to use certain retail space within areas of Disneyland® park, Disney's California Adventure® park, and Downtown Disney® to operate retail shops on the terms and conditions provided therein (collectively the "Agreement"); and

          WHEREAS, Disney and Crystal desire to further amend the Agreement as provided in this Second Amendment.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Disney and Crystal hereby agree as follows:

          1.

Definition of Terms. All capitalized terms used in this Second Amendment without being defined herein shall have the meanings given to them in the Agreement.

          2.

Term. The Term of the Agreement is hereby extended for a period of thirty (30) days ("Extended Term"); provided, however, that Disney shall have the right to terminate the Agreement In Disney's sole disonation, at any time during the Extended Term, for any or no reason, upon not less than forty eight (48) hours' prior notice of termination to Crystal.

          3.

No Other Changes. Except as expressly provided by this Second Amendment, the Agreement remains in full force and effect and this Second Amendment shall not be construed to alter or amend any of the other terms or conditions set forth in the Agreement. Furthermore, in the event of any conflict between the provisions of this Second Amendment and any of the provisions of the Agreement, the provisions contained in this Second Amendment shall control.

          IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective on the Effective Date first above written.

DISNEYLAND RESORT, A DIVISION	CRYSTAL MAGIC, INC
OF WALT DISNEY WORLD CO.;

By:	/s/ Marianne Sharpe	By:	/s/ Steven M. Rhodes
Name:	Marianne Sharpe	Name:	Steven M. Rhodes
Title:	VP Merchandise & Retail Operations	Title:	President